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                                                                    Exhibit 99.2


                                           Contacts:
                                           Ambulatory Healthcare Corporation
                                           ---------------------------------
                                           Debra O' Connell
                                           Vice President of Marketing
                                           (703) 361-9731

                                           PHP Healthcare Corporation
                                           --------------------------
                                           Roy Winnick or Mark Semer
                                           Kekst and Company
                                           (212) 521-4842 or 4802


                  AMBULATORY HEALTHCARE CORPORATION OF AMERICA
              AND PHP HEALTHCARE CORPORATION SIGN LETTER OF INTENT


MANASSAS and RESTON, VA., December 16, 1998 -- Ambulatory Healthcare Corporation of America ("AHCA") and PHP Healthcare Corporation ("PHP") today announced that they have signed a letter of intent to develop jointly a reorganization plan for PHP under which AHCA and PHP would merge in a strategic business combination of the two companies.

Financial, operational and other details of the contemplated reorganization plan and merger are still being developed, and therefore such details cannot yet be disclosed. The companies emphasized that any reorganization plan and merger agreement they negotiate would be subject to due-diligence, financing and other customary conditions, as well as approval of the creditors committee of PHP's bankruptcy estate, the bankruptcy court, other regulatory agencies, and each company's Board of Directors. They further emphasized that there can be no assurance that the discussions currently under way will result in the development and implementation of any reorganization plan or merger agreement between AHCA and PHP.

As previously announced, PHP Healthcare Corporation and certain of its subsidiaries, including Pinnacle Health Enterprises LLC, and PHP NJ MSO, on November 19, 1998 filed voluntary petitions for protection under Chapter 11 of the United States Bankruptcy Code. Also as previously announced, Pinnacle and PHP NJ MSO subsequently converted their Chapter 11 cases to Chapter 7 liquidation on November 23, 1998.


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William P. Danielczyk, President and Chief Executive Officer of AHCA. said: "We believe that certain of PHP's operations remain healthy and viable and, coupled with our operations, can form the basis for a strong business. Having signed the letter of intent, we will now work diligently and quickly to structure, with representatives of PHP, a plan that would maximize value for the stakeholders of both companies."

AHCA, a Delaware Corporation headquartered in Manassas, Virginia, operates outpatient service delivery systems which include medical rehabilitation centers and affiliated provider sides, home health agencies, ambulatory surgery centers, and physician practices. AHCA was named one of the fastest-growing private companies in the country by Inc. magazine, which released its annual ranking of the Inc. 500 on October 14, 1998.

A medical management company, PHP Healthcare Corporation manages medical risk through the acceptance of global capitation arrangements with HMOs and other health care payors. The Company also offers a full range of management services to the physician groups and hospitals that participate in provider-based networks developed by PHP.

Except for historical information, the statements preceding are forward-looking statements that involve risks and uncertainties. Investors are cautioned that such statements are only predictions and the actual events or results may differ materially. These forward-looking statements speak only as of this date. The Company undertakes no obligation to publicly release the results of any revisions to the forward-looking statements made today to reflect events or circumstances after today, or to reflect the occurrence of unanticipated events.


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